Exhibit 99.1

news release

Employers Holdings, Inc. CEO Douglas D. Dirks to

Present at 37th Annual AIFA Conference

RENO, Nev. – Feb. 29, 2012 – Employers Holdings, Inc. (NYSE: EIG) announced today that Douglas D. Dirks, president and chief executive officer, will speak at the 37th Annual Association of Insurance and Financial Analysts (AIFA) Conference, March 5 – 6, 2012 at the Waldorf Astoria in Naples, Fla. EMPLOYERS®, America’s small business insurance specialist®, is a leading national workers’ compensation provider dedicated to helping America’s small businesses run more productive, profitable businesses.

Mr. Dirks will speak as part of a panel discussion titled “P&C Panel: Small-Case Commercial Strategies” on Monday, March 5 at 1:45 p.m. EST. The panel will be moderated by Michael Nannizzi of Goldman Sachs & Company, Inc. In addition, Employers Holdings senior management will meet with investors each day of the conference.

Presentation materials used by senior management will be available on the Investor Relations section of the Employers Holdings website at www.employers.com on March 3, 2012.

About Employers Holdings, Inc.

Employers Holdings, Inc. (NYSE: EIG) is a holding company with subsidiaries that are specialty providers of workers’ compensation insurance and services focused on select small businesses engaged in low-to-medium hazard industries. The company, through its subsidiaries, operates throughout the United States. Insurance is offered by Employers Insurance Company of Nevada, Employers Compensation Insurance Company, Employers Preferred Insurance Company, and Employers Assurance Company, all rated A- (Excellent) by A.M. Best Company. Not all insurers do business in all jurisdictions. Additional information can be found at: www.employers.com.

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Copyright © 2012 EMPLOYERS. All rights reserved.

CONTACT:

Media – Ty Vukelich, Vice President, Corporate Marketing, tvukelich@employers.com, (775) 327-2677

Analysts – Vicki Erickson Mills, Vice President, Investor Relations, vericksonmills@employers.com, (775) 327-2794